Exhibit 99.2


Kelly

Q2 2025

August 7, 2025



Presentation Disclosures

Safe Harbor Statement

This presentation contains statements that are forward looking in nature and, accordingly, are subject to risks and uncertainties. These statements are made under the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including statements about Kelly's financial expectations, are forward-looking statements. Factors that could cause actual results to differ materially from those contained in this release include, but are not limited to, (i) changing market and economic conditions, (ii) disruption in the labor market and weakened demand for human capital resulting from technological advances, loss of large corporate customers and government contractor requirements, (iii) the impact of laws and regulations (including federal, state and international tax laws), (iv) unexpected changes in claim trends on workers' compensation, unemployment, disability and medical benefit plans, (v) litigation and other legal liabilities (including tax liabilities) in excess of our estimates, (vi) our ability to achieve our business's anticipated growth strategies, (vii) our future business development, results of operations and financial condition, (viii) damage to our brands, (ix) dependency on third parties for the execution of critical functions, (x) conducting business in foreign countries, including foreign currency fluctuations, (xi) availability of temporary workers with appropriate skills required by customers, (xii) cyberattacks or other breaches of network or information technology security, and (xiii) other risks, uncertainties and factors discussed in this release and in the Company's filings with the Securities and Exchange Commission. In some cases, forward-looking statements can be identified by words or phrases such as "may," "will," "expect," "anticipate," "target," "aim," "estimate," "intend," "plan," "believe," "potential," "continue," "is/are likely to" or other similar expressions. All information provided in this presentation is as of the date of this presentation and we undertake no duty to update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

Non-GAAP Measures

Management believes that the non-GAAP (Generally Accepted Accounting Principles) information excluding the 2025 integration and realignment costs, the 2025 and 2024 transaction costs, the 2025 executive transition costs, the 2025 and 2024 gains and losses on the sale of our EMEA staffing operations, the 2024 restructuring charges, the 2024 gain on sale of assets and the 2024 asset impairment charge are useful to understand the Company's fiscal 2025 financial performance and increases comparability. Specifically, Management believes that removing the impact of these items allows for a meaningful comparison of current period operating performance with the operating results of prior periods. Management also believes that such measures are used by those analyzing performance of companies in the staffing industry to compare current performance to prior periods and to assess future performance.

Management uses Adjusted EBITDA (adjusted earnings before interest, taxes, depreciation and amortization) and Adjusted EBITDA Margin (percent of total GAAP revenue) which Management believes is useful to compare operating performance compared to prior periods and uses it in conjunction with GAAP measures to assess performance. Our calculation of Adjusted EBITDA may not be consistent with similarly titled measures of other companies and should be used in conjunction with GAAP measurements.

These non-GAAP measures may have limitations as analytical tools because they exclude items which can have a material impact on cash flow and earnings per share. As a result, Management considers these measures, along with reported results, when it reviews and evaluates the Company's financial performance. Management believes that these measures provide greater transparency to investors and provide insight into how Management is evaluating the Company's financial performance. Non-GAAP measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

Kelly



Financials

Second-Quarter 2025 Takeaways



Revenue growth reflects 2024 MRP acquisition and solid execution despite the evolving current macroeconomic conditions and resulting pressure on staffing demand

- Q2 revenue up 4.2% on a reported basis
- Organic Q2 revenue down 3.3%[1], including 1.4% impact from reduced demand for US federal government contract workers in the SET and ETM segments

Executing on our strategy to accelerate focus on North American specialty staffing and global RPO and MSP businesses with a resilient operating model

- ETM and SET executing on realigned go-to-market strategies creating new business opportunities
- Integrating Motion Recruitment Partners, as well as prior acquisitions, to further align processes and technology across the Company
- Creating tailored workforce solutions to meet evolving customer needs is contributing to market share gains

Maintaining our focus on accelerating profitable growth

- Proactively managing expenses to be responsive to changing market conditions and maintaining margin profile well above historical trends
- Aligning resources with demand and focusing on specialties where we are well positioned to compete to drive organic revenue growth
- Continuing to focus inorganic strategy on developing a pipeline of high-quality acquisition targets primarily focused on higher margin SET and Education assets

Refer to the last slide for footnotes.

Second-Quarter 2025 Financial Summary

	Actual Results	Change Increase/(Decrease) As Reported	Change Increase/(Decrease) As Adjusted[2]
Revenue	$1.1B	4.2%	4.2%
Gross Profit Rate	20.5%	30 bps	30 bps
Earnings from Operations	$22.2M	81.0%	(12.1%)
Diluted Earnings per Share	$0.52	$0.40	($0.17)
Adjusted EBITDA	$37.0M		(8.7%)
Adjusted EBITDA Margin	3.4%		(40) bps

Refer to the last slide for footnotes.

Second-Quarter 2025 Revenue Trends

	Reported[3]	Organic[1]
Total[4]	4.2%	(3.3%)
Enterprise Talent Management[5]	(3.9%)	(5.1%)
Science, Engineering & Technology[4],[5]	19.4%	(8.5%)
Education	5.6%	5.3%

Refer to the last slide for footnotes.

Second-Quarter 2025 Gross Profit Rate



22.0%
21.5%
21.0%
20.5%
20.0%
19.5%
19.0%
18.5%
18.0%
Organic GP
(40) bps
70 bps
20.2%
(30) bps
(10) bps
20.5%
Q2 2024 GP Rate
MRP
Business mix & other
Perm Fees
Q2 2025 GP Rate

- GP rate favorably impacted by the acquisition of MRP that was completed on May 31, 2024
- Organic GP rate decreased primarily due to business mix changes driven by growth in Education and PPO, which generate lower gross margins than our higher margin outcome-based and staffing offerings

Second-Quarter 2025 SG&A


$ in millions
$250
$240
$230
$220
$210
$200
$190
$180
$170
$160
$150
$192
$20
$6
($4)
($2)
($5)
$207
Q2 2024 SG&A
MRP
Integration & realignment costs (6)
Prior Year Restructuring costs
Prior Year Transaction costs
Operations
Q2 2025 SG&A

- SG&A expenses increased primarily due to the acquisition of MRP on May 31, 2024
- Integration and realignment costs related to integration of MRP and other prior acquisitions, consolidation of operating segments and aligning processes and technology across the Company. These were offset by the impact of prior year transformation and transaction costs
- Expenses in Operations decreased as a result of management's efforts to align resource levels with volume. Expenses declined in ETM and SET, partially offset by higher expenses in Education as revenue increased

Refer to the last slide for footnotes.

Second-Quarter 2025 Revenue and Gross Profit Mix

Revenue Mix(4)


EDU
24%
ETM
47%
2025
SET
29%
EDU
24%
ETM
51%
2024
SET
25%

Gross Profit Mix(4)


EDU
17%
ETM
46%
2025
SET
37%
EDU
17%
ETM
51%
2024
SET
32%

Second-Quarter 2025 EPS Summary

$ in millions except per share data

	2025		2024	
	Amount	Per Share	Amount	Per Share
Net earnings	$19.0	$0.52	$4.6	$0.12
Integration and realignment costs, net of taxes[7]	4.5	0.12	–	–
Transaction costs, net of taxes[8]	0.1	–	8.3	0.23
Executive transition costs, net of taxes[9]	0.2	–	–	–
(Gain) loss on sale of EMEA staffing operations, net of taxes[10]	(4.0)	(0.11)	10.0	0.27
Restructuring charges, net of taxes[11]	–	–	3.2	0.09
Gain on sale of assets, net of taxes[12]	–	–	(4.1)	(0.11)
Asset impairment charge, net of taxes[13]	–	–	4.1	0.11
Adjusted net earnings	$19.8	$0.54	$26.1	$0.71

Refer to the last slide for footnotes.

Second-Quarter 2025 Liquidity



$ in millions
$400
$300
$200
$100
$0
-$100
-$200
-$300
-$400
$182
$38
$144
$210
$46
$154
$39
$115
$239
$46
$301
$18
$283
$74
$43
Q2 2024
Q4 2024
Q2 2025
Cash
Unused Borrowing Capacity
SBLC
Borrowings

- Our credit facilities include $400 million of combined borrowing capacity on our U.S. revolving credit and securitization facilities
- Borrowings are amounts outstanding on our U.S. credit facilities following the MRP acquisition in Q2 2024
- Q2 2025 reflects a net paydown of debt utilizing cash generated in part from the seasonal reduction in working capital usage in our Education business during the summer holiday period
- Standby letters of credit ("SBLC") represent amounts outstanding related to workers' compensation

Q3 2025 Outlook

Our Q3 2025 Outlook assumes macro and staffing market conditions consistent with those during the first half of the year.

Through our ongoing focus on efficiency and effectiveness, we are well prepared to navigate the rapidly evolving macroeconomic environment and capitalize when demands rebounds.

Third Quarter 2025:

- ***Revenue*** – expect total Company year-over-year revenue decline of 5.0% to 7.0%
  - Includes approximately 8.0% of reduced demand for federal contractors and from certain large customers
  - Excluding these impacts, expect underlying revenue growth of 1.0% to 3.0% year-over-year

- ***Adjusted EBITDA margin*** – up 80 to 90 bps year-over-year
  - Q3 adjusted EBITDA margin reflects seasonality in our Education business during the summer holiday period
  - We expect 60 to 70 bps of EBITDA margin expansion in Q4, netting to a modest year-over-year margin improvement for the full year



Appendix

A streamlined operating model designed to accelerate growth

Implemented in 2020 and realigned in 2025[5], our portfolio of specialty businesses positions Kelly to compete and win.

	Kelly Enterprise Talent Management	Kelly Science, Engineering & Technology	Kelly Education
GP Margin[14]	20.3%[15]	25.6%[16]	14.4%[17]
Adj. EBITDA Margin[14]	2.7%[15]	6.2%[16]	4.5%[17]
Geography	Global	North America	U.S.
Solutions	• Temp staffing • Perm placement • Outcome-based • Talent solutions	• Temp staffing • Perm placement • Outcome-based • Talent solutions	• Temp staffing • Perm placement
Specialties	• Industrial • Contact Center • Office Clerical • MSP[18] • RPO[18] • PPO[18]	• Engineering • Science & Clinical • Technology • Telecom	• K-12 • Special Ed/Needs • Tutoring • Therapy Services • Executive Search


EDU
$1.0B
ETM
$2.2B
SET
$1.1B
Total Revenue[14]
$4.3 billion

Total Gross Profit Margin[14]	Total Adj. EBITDA Margin[14]
20.4%	**3.3%**

Refer to the last slide for footnotes.

Second-Quarter 2025 Footnotes

1) Organic excludes the 2025 results of Motion Recruitment Partners ("MRP"), which was acquired as of May 31, 2024 and was included in the reported results of operations in Science, Engineering & Technology ("SET"), from the date of acquisition and a portion in Enterprise Talent Management ("ETM") starting in 2025, and the 2025 results of Children's Therapy Center ("CTC"), which was acquired as of November 13, 2024 and was included in the reported results of operations in Education, from the date of acquisition;
2) See reconciliation of Non-GAAP Measures included in Form 8-K dated August 7, 2025;
3) Reported includes the 2025 results of our 2024 acquisitions, MRP and CTC. See details in footnote 1;
4) Organic Total Kelly and SET revenue includes 1.4% and 5.3% negative impact from reduced demand for US federal government contractors, respectively;
5) The Company combined its former P&I and OCG segments into the ETM segment in the first quarter of 2025. The Company also realigned certain customers as well as MRP's Sevenstep business from the SET segment to the ETM segment to support our integrated strategy and the broader integration of MRP. The 2024 ETM and SET segment information has been recast to conform to the new structure;
6) Integration and realignment costs in Q2 2025 reflect various initiatives aimed at integrating MRP and other prior acquisitions, consolidating operating segments and further aligning processes and technology across the Company, and include IT-related charges of $1.7 million, severance of $2.1 million and fees and other costs of $2.3 million;
7) Integration and realignment costs of $6.1 million, $4.5 million net of tax or $0.12 per share related to various initiatives aimed at integrating MRP and other prior acquisitions, consolidating operating segments and further aligning processes and technology across the Company in Q2 2025;
8) Transaction costs of $0.1 million, $0.1 million net of tax or $0.00 per share in Q2 2025 and $9.4 million, $8.3 million net of tax or $0.23 per share in Q2 2024 related to the sale of the EMEA staffing operations and the acquisition of MRP in 2024;
9) Executive transition costs of $0.2 million, $0.2 million net of tax or $0.00 per share related to non-recurring expenses associated with our CEO transition in 2025;
10) Gain on sale of EMEA staffing operations of $4.0 million, $4.0 million net of tax or $0.11 per share in Q2 2025 is the result of the Company receiving the remaining proceeds from working capital and other adjustments, which exceeded the recorded receivable and loss on sale of EMEA staffing operations of $10.0 million, $10.0 million net of tax or $0.27 per share in Q1 2024 represents a reduction of our expected receivable related to the sale of our EMEA staffing operations in January 2024;
11) Restructuring charges of $4.3 million, $3.2 million net of tax or $0.09 per share in Q2 2024 related to the comprehensive transformation initiative that started in Q2 2023 and included $1.9 million of costs to execute the transformation and $2.4 million of severance;
12) Gain on sale of assets of $5.5 million, $4.1 million net of tax or $0.11 per share represents the sale of Ayers Group in Q2 2024;
13) Asset impairment charge of $5.5 million, $4.1 million net of tax or $0.11 per share in Q2 2024 was for certain right-of-use assets related to our leased headquarters facility and reflects adjustments as to how we are utilizing the building as part of our ongoing transformation efforts;
14) Kelly size and margin profiles are based on 2024 full year results;
15) Kelly ETM revenue, GP rate and Adjusted EBITDA Margin was $2.2B, 20.4% and 2.7%, respectively, including the results of MRP Sevenstep on a proforma basis;
16) Kelly SET revenue, GP rate and Adjusted EBITDA Margin was $1.4B, 26.1% and 6.2%, respectively, including the results of MRP without Sevenstep on a proforma basis;
17) Kelly Education revenue, GP rate and Adjusted EBITDA Margin was $1.0B, 14.5%, and 4.6%, respectively, including the results of CTC on a proforma basis;
18) Managed Service Provider ("MSP"); Recruitment Process Outsourcing ("RPO"); Payroll Process Outsourcing ("PPO").